Exhibit 99.3

Silver Fuels Delhi, LLC

Financial Statements

as of and for the six months ended

June 30, 2022 and 2021

Silver Fuel Delhi, LLC

Table of Contents

Independent Accountants’ Review Report	1-2

Balance Sheets as of June 30, 2022 and 2021	3

Statements of Income for the six months ended June 30, 2022 and 2021	4

Statements of Members' Equity (Deficit) for the six months ended June 30, 2022 and 2021	5

Statements of Cash Flows for the six months ended June 30, 2022 and 2021	6

Notes to the Financial Statements	7-12

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INDEPENDENT ACCOUNTANTS’ REVIEW REPORT Management Silver Fuel Delhi, LLC Dallas, Texas

We have reviewed the accompanying financial statements of Silver Fuels Delhi, LLC (a limited liability company), which comprise the balance sheets as of June 30, 2022 and 2021, and the related statements of income and members’ equity (deficit) and cash flows for the six months then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Silver Fuels Delhi, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

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Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Related-Party Transactions

As discussed in Notes 3 and 5 to the accompanying financial statements, all purchases during the six months ended June 30, 2021, and more than 85% of purchases during the six months ended June 30, 2022, are from entities in which the Company’s manager also controls. Our conclusion is not modified with respect to that matter.

Shreveport, Louisiana

October 11, 2022

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Silver Fuel Delhi, LLC

Balance Sheets

as of June 30, 2022 and 2021

	6/30/2022	6/30/2021
Assets
Current assets
Cash and cash equivalents	$62,039	$0
Accounts receivable, Note 2	7,036,745	2,675,155
Inventory, Note 2	96,081	111,380
Total current assets	7,194,865	2,786,535

Property and equipment, net, Notes 2 and 4	2,327,253	2,501,403

Other assets
Reserve account, Note 6	369,109	360,000
Due from related party, Note 5	0	11,381,350
Security deposits	41,012	41,012
Total other assets	410,121	11,782,362
Total assets	9,932,239	17,070,300

Liabilities and members' equity (deficit)
Current liabilities
Accounts payable	2,013,870	212,293
Due to related party, Note 5	4,360,730	15,687,320
Accrued expenses	19,306	20,418
Other payable	0	1,693
Current portion of lease obligations, Note 6	249,698	216,693
Total current liabilities	6,643,604	16,138,417

Maxus lease obligations - less current portion, Note 6	1,584,128	1,799,671

Members' equity (deficit)	1,704,507	(867,788)
Total liabilities and members’ equity (deficit)	$9,932,239	$17,070,300

See independent accountants' review report and accompanying notes to the financial statements.

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Silver Fuel Delhi, LLC

Statements of Income

for the six months ended June 30, 2022 and 2021

	06/30/2022	06/30/2021
Sales	$28,817,649	$13,541,025

Cost of sales	27,246,494	12,477,831
Gross profit	1,571,155	2,0163,194

Operating expenses
Bank charges	20	80
Contract labor	650	3,270
Depreciation	156,444	143,103
Electrical services	0	24,467
Environmental services	0	9,100
Equipment rental	1,800	2,409
Fuel	2,553	2,179
IT services	240	0
Legal and accounting	36,000	0
Maintenance	1,063	19,733
Meter proving	7,200	5,656
Office supplies	32	316
Payroll expense	98,773	64,515
Postage and delivery	123	85
Propane	0	697
Property tax	9,975	9,975
Rent	3,266	799
Sales tax	25,022	23,352
Samples	21,572	1,642
Telephone and internet	464	765
Tools	6,753	4,741
Travel	681	1,597
Utilities	12,940	7,765
Total operating expenses	385,571	326,246

Income from operations	1,185,584	736,948

Other expense
Interest expense	(160,643)	(178,397)
Total other expense	(160,643)	(178,397)
Net income	$1,024,941	$558,551

See independent accountants' review report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Statements of Members' Equity (Deficit)

for the six months ended June 30, 2022 and 2021

Balance, as of December 31, 2020	$(1,664,339)
Members' contributions	238,000
Net income	558,551
Balance, as of June 30, 2021	(867,788)

Balance, as of December 31, 2021	1,872,617

Members' contributions	252,210
Members' distributions	(1,445,261)
Net income	1,024,941
Balance, as of June 30, 2022	$1,704,507

See independent auditors' report and accompanying notes to the financial statements.

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Silver Fuels Delhi, LLC

Statements of Cash Flows

for the years ended June 30, 2022 and 2021

	6/30/2022	6/30/2021
Cash flows from operating activities
Net income	$1,024,941	$558,551
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation	156,444	143,103
Amortization of financing fees	17,078	17,078
(Increase) decrease in:
Accounts receivable	(4,043,040)	(1,104,106)
Prepaid expenses
Reserve account	0	(144,000)
Inventory	3,821	(68,636)
Increase (decrease) in:
Accounts payable	6,267,917	117,405
Other payable	0	1,693
Accrued expenses	19,306	20,418
Net cash provided by (used in) operating activities	3,446,467	(458,494)

Cash flows from investing activities
Purchases of property and equipment	0	(143,283)
Net cash used in investing activities	0	(143,283)

Cash flows from financing activities
Net increase in due to affiliate	(787,209)	354,504
Repayments on financing arrangements	(112,168)	(97,439)
Members' contributions	252,210	238,000
Members' distributions	(2,820,522)	0
Net cash provided by (used in) investing activities	(3,467,689)	495,065

Net decrease in cash and cash equivalents	(21,222)	(106,712)
Beginning cash and cash equivalents	83,261	106,712
Ending cash and cash equivalents	$62,039	$0
Supplemental disclosure of cash flow information
Cash paid for interest	$134,234	$150,876
Supplementary non-cash investing and financing activities
Assignment of members' receivables to distributions	$1,375,261	$0

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(1)	Nature of Business

Silver Fuels Delhi, LLC, (the “Company”), is a privately held limited liability company and operates a crude oil blending facility in Delhi, Louisiana. The Company was organized in January, 2018.

(2)	Summary of Significant Accounting Policies

Basis of accounting - The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Basis of presentation and use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of reporting cash flows, cash and cash equivalents includes all cash on hand and cash on deposit with maturities of less than three months.

Trade accounts receivable – Trade accounts receivable primarily relates to sales to customers for crude oil. Differences between the amounts due from customers and the amounts management expects to collect are reported in the results of operations of the year in which those differences are determined. An offsetting entry to a valuation allowance for account balances that are outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to an accounts receivable. As of June 30, 2022 and 2021, the Company had no allowance for doubtful accounts. Trade accounts receivable are zero interest bearing.

Trade accounts receivable in an amount up to $1,213,522 is used as collateral for a loan in Ballengee Holdings, LLC, a related party.

Inventory – Inventory is stated at cost or net realizable value on the first-in, first-out basis.

Property and equipment – Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the useful life of the assets.

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of operations.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(2)	Summary of Significant Accounting Policies – (continued)

Asset retirement obligations – Under ASC 410-20, Asset Retirement and Environmental Obligations – Asset Retirement Obligations, which relates to accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets, the Company records an Asset Retirement Obligation (“ARO”) at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. In each subsequent period, liability is accreted over time towards the ultimate obligation amount and the capitalized costs are depreciated over the useful life of the related asset. The Company did not identify any significant or material cost after review; thus, no ARO obligation is recorded for the six months ended June 30, 2022 or 2021.

Impairment of long-lived assets - Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the six months ended June 30, 2022 or 2021.

Revenue recognition – Revenues from the sale of crude oil are recognized at the time title to the product sold transfers to the purchaser, which occurs upon delivery of the product to the purchaser or to the purchaser’s designated delivery points, at contractual prices.

Financing fees – Financing fees represent costs incurred in relation to the Maxus lease obligations (see Note 6). Such costs have been deferred and are being amortized on a straight-line basis over the five-year terms of the related obligations. The Maxus lease obligation, net of current portion is recorded on the accompanying balance sheets net of unamortized debt issuance costs. A total of $17,078 have been amortized to interest expense during each of the six months ended June 30, 2022 and 2021.

Income taxes - The Company is a limited liability company (“LLC”) that is treated as a partnership for federal and state income tax purposes. As such, the Company does not pay income taxes, as any income or loss and credits are included in the tax returns of the members. Accordingly, no provision has been made for income taxes in the financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(2)	Summary of Significant Accounting Policies – (continued)

Subsequent events – Management of the Company has evaluated subsequent events, for recognition and disclosure, through October 11, 2022, the date the financial statements were available to be issued. See Note 9.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(3)	Major Customers, Supplier and Concentration of Credit Risk

The Company had two (2) customers (one that is a related party – see Note 5) whose revenue individually represented 99% of the Company’s total revenue for the six months ended June 30, 2022 and one (1) customer whose revenue individually represented 94% of the Company’s total revenue for the six months ended June 30, 2021. These customers also represent 100% of the accounts receivable as of June 30, 2022 and 2021.

The Company had two (2) major suppliers (one that is a related party – see Note 5) that accounted for 100% of crude oil purchases for the six months ended June 30, 2022, and had two (2) major suppliers (both are related parties – see Note 5) that accounted for 100% of crude oil purchases for the six months ended June 30, 2021.

Additionally, the Company and its major customers and suppliers operate in the crude oil industry. The industry concentration has the potential to impact the Company’s overall exposure to credit risk in that its customers and suppliers may be similarly affected by changes in economic, industry, or other conditions. There is risk that the Company would not be able to identify and access replacement markets at comparable margins.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

(4)	Property and Equipment

The following is a summary of property and equipment as of June 30, 2022 and 2021:

	6/30/2022	6/30/2021
Land	140,000	140,000
Delhi crude facility	2,111,232	2,111,232
Station improvements	750,852	750,852
Tank farm	266,797	143,283
Other equipment	13,000	0
Sub-total	$3,281,881	$3,145,367
Less: accumulated depreciation	954,628	643,964
Totals	$2,327,253	$2,501,403

Depreciation expense related to property and equipment was $156,444 and $143,103, respectively, for the six months ended June 30, 2022 and 2021.

(5)	Related-Party Transactions

During the six months ended June 30, 2022 and 2021, the Company entered into transactions to purchase crude oil with Bacchus Capital, LLC (“Bacchus”) and White Claw Crude, LLC (“WCC”). Bacchus and WCC are LLCs controlled by James H. Ballengee (“Ballengee”), the manager of Silver Fuels Delhi, LLC.

During the six months ended June 30, 2022, the Company purchased approximately $0 and $23,380,047 in crude oil from Bacchus and WCC, respectively. During the six months ended June 30, 2021, the Company purchased approximately $8,775,141 and $3,493,920 in crude oil from Bacchus and WCC, respectively.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

As of June 30, 2022, the Company had balances due to Bacchus and WCC of $0 and $4,360,730, respectively. As of June 30, 2021, the Company had balances due to Bacchus and WCC of $15,687,320 and $0, respectively. Such amounts are included in current liabilities as due to related party in the accompanying balance sheets.

During the six months ended June 30, 2021, the Company made short-term operating advances to WCC. The advances had no stated terms. As of June 30, 2021, the Company had a balance due under these advances totaling $11,314,047. Such amount is included in due from related party in the accompanying balance sheets.

During the six months ended June 30, 2022 and 2021, the Company entered into a crude petroleum supply (“CPS”) agreement with WCC. The CPS requires that the Company buy and WCC sell greater than or equal to 1,000 barrels per day. Under the terms of the CPS, WCC is responsible for any loss allowance related to the quantities sold. During the six months ended June 30, 2022 and 2021, WCC was responsible for $777,614 and $230,729, respectively, in loss allowances. These amounts are included in sales for the six months ended June 30, 2022 and 2021, in the accompanying statements of income.

During the six months ended June 30, 2022, the Company entered into transactions to sell crude oil to White Claw NGL, LLC (WCNGL). WCNGL is an LLC controlled by Ballengee. The Company sold approximately $3,811,552 to WCNGL during the six months ended June 30, 2022. As of June 30, 2022, the Company had balance due from WCNGL in the amount of$1,889,054. This amount is included in accounts receivables in the accompanying balance sheet.

(5)	Related-Party Transactions – ( continued)

During the six months ended June 30, 2022 and 2021, the Company reimbursed Ballengee Holdings, LLC, (“BH”) for payroll costs related to BH employees performing work for SFD. BH is an LLC controlled by Ballengee. BH bills the Company periodically for payroll costs incurred for work performed for the Company. The total amount billed for the six months ended June 30, 2022 and 2021, was approximately $98,773 and $64,515, respectively, and is included in payroll expense in the accompanying statements of income. As of June 30, 2022 and 2021, the Company had a balance due of $48,542 and $107,115, respectively, to BH and such amounts are included in accounts payable in the accompanying balance sheets.

During the six months ended June 30, 2021, the Company made short-term operating advances to Silver Fuels, NGL Processing, LLC, (“SFNP”) in the amount of $67,303. The advances have no stated terms. SFNP is an LLC controlled by James Ballengee. As of June 30, 2021, the Company had a balance due from SFNP for $67,303 that is included in due from related party on the accompanying balance sheet.

The Company is also a guarantor on a lease obligation of White Claw Colorado City, LLC, a related party controlled by Ballengee.

(6)	Financing Arrangements

On March 17, 2020, the Company entered into two sale and leaseback transactions with Maxus Capital Group, LLC (“Maxus”).

The first transaction involved the Company assigning twelve 400-barrel steel storage tanks, two truck offloading transfer meters and two pipeline transfer meters located in Richland Parish, Louisiana to Maxus for consideration of $1,025,000 and subsequently entering into an agreement to lease the assets back from Maxus for 60 monthly payments of $22,100. At the end of the lease term there is an option purchase the assets back from Maxus at a purchase price of $1.

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

The second transaction involved the Company assigning all remaining property at the blending facility in Richland Parish, Louisiana with the exception of land, to Maxus for consideration of $1,350,861 and subsequently entering into an agreement to lease the assets back from Maxus for 60 monthly payments of $18,912. At the end of the lease term, there is an option to purchase the assets back from Maxus at a purchase price of $877,519.

The 9.39 acres of land located Richland Parish, Louisiana, which contains the blending facility, is being used as collateral for both lease obligations.

(6)	Financing Arrangements – (continued)

The Company is required to make minimum cash reserve payments of at least $24,000 ($8,945 and $15,055 for the first and second lease, respectively) each month in addition to the base lease payments until the balance in the account reaches $369,109. The cash reserve payments are to be used in the event of a default by the Company. At the end of the term Maxus will return the balance of any cash reserve payments. As of June 30, 2022 and 2021, the balances of the cash reserve payments were $369,109 and $360,000, respectively.

The terms of the lease agreements, including the Company’s option to purchase the leased assets from Maxus at the end of the lease terms, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC 842-40. As such, the transactions are being accounted for as financing arrangements, whereby the Company does not record a sale or derecognize the assets being leased. The Company continues to record depreciation expense on the leased assets and has recorded financial liabilities due to Maxus (shown as Maxus lease obligations in accompanying balance sheets). The Company is using imputed interest rates of 17.73% and 10.36% for the first and second lease obligations, respectively, which results in the carrying value of the financial liabilities equating the estimated book value of the leased assets at the end of the lease terms and the dates at which the Company may exercise its buy-back options.

Future minimum lease payments for each of the next three years under the Maxus lease obligations and a reconciliation of undiscounted cash flows to the balance of the lease obligation as of June 30, 2022 on the accompanying balance sheet are as follows:

Twelve months ended June 30, 2023	$492,145
Twelve months ended June 30, 2024	492,145
Twelve months ended June 30, 2025	369,109
Total minimum lease payments	1,353,399
Less: amount representing interest	(570,528)
Present value of net minimum payments	782,871
Add: carrying value of lease obligation at end of lease term	1,144,883
Total lease obligation	1,927,754
Less: unamortized financing fees	(93,928)
Total lease obligation, less unamortized financing fees	1,833,826
Less: current portion	(249,698)
Total lease obligation, less current portion	$1,584,128

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Silver Fuels Delhi, LLC

Notes to the Financial Statements

(7)	Legal Matters

The Company is subject to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company.

(8)	Risks and Uncertainties

In response to the COVID-19 pandemic, many state and local governments instituted restrictions that substantially limited the operations of non-essential businesses and the activities of individuals. While some of these restrictions have been eased, there is still significant uncertainty around the extent and duration of those still in place and the possibility for restrictions to be increased again in the future. The extent to which the pandemic will impact the Company’s financial results in the coming periods depends on future developments, including where there are additional outbreaks of COVID-19 and the actions taken to contain or address the virus. The Company cannot reasonably estimate the overall length or severity of this pandemic, which if prolonged for a longer duration, could potentially have a material impact to the financial statements.

(9)	Sale of Membership Interest and Subsequent Event

On June 15, 2022, the Company’s members, Jorgan Development, LLC and JBAH Holdings, LLC, entered into a membership purchase agreement (MPA) with Vivakor, Inc. to sell 100% of its membership interest in the Company. This transaction closed subsequent to June 30, 2022 on August, 1, 2022.

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